Exhibit 99.2
NEWS RELEASE

Contact:	Gregg Lampf
(443) 327-1532
glampf@safenet-inc.com
www.safenet-inc.com
SafeNet Provides Business Update; Announces Management Changes
BALTIMORE, Maryland—April 6, 2006— SafeNet (NASDAQ: SFNT), setting the standard for information security, today announced the following business updates:
Preliminary First Quarter 2006 Revenues and Earnings
Based upon preliminary financial data, the Company anticipates that revenues for the first quarter will be in the range of approximately $63 million to $65 million, compared to $59.8 million in the same quarter in 2005. In its financial results press release on February 2, 2006, the Company provided first quarter 2006 guidance for revenues in a range of $65 million to $69 million.
During the quarter the Company experienced higher operating expenses associated primarily with Sarbanes-Oxley and accounting costs of approximately $800,000. In addition, SafeNet acquisition related charges of approximately $600,000 related to the nCipher deal will be reflected in the first quarter financials. As a result the Company now expects non-GAAP EPS to be below previous guidance of $0.29 to $0.37 per share and GAAP EPS to be below previous guidance of $0.02 to $0.09 per share.
The Company will report its Q1 earnings on May 4, 2006.
Executive Management
Ken Mueller, SafeNet’s Chief Financial Officer, is leaving the Company as of today. Carole Argo, who previously served as SafeNet’s CFO from 1999 to 2004, will serve as the interim CFO and continue as President.
SafeNet’s Chairman and CEO commented, “SafeNet has, for many years, been a company that has been marked by consistent execution of its business plans highlighted by strong growth in revenue and profit, good cash flow and careful accounting and reporting. We are making these changes in our leadership structure so that we can better focus appropriate skills on critical business areas. We will run the business with passion, focus and discipline and concentrate on improving accounting and financial reporting, accelerating sales growth and streamlined business operations.”

Business Update Conference Call today
SafeNet will host a conference call on Thursday, April 6, at 5:00 p.m. ET to discuss its preliminary first quarter revenues, management changes and acquisition update.
To join SafeNet in the conference call, dial +1 866.825.1709 and use passcode 74558875 within the United States. If you are calling from outside the U.S., please dial +1 617.213.8060 and use the same passcode. The conference call will also be available via live webcast on SafeNet’s Investor Relations web site at www.safenetinvestor.com. A replay of the conference call will be immediately available via webcast on SafeNet’s Investor Relations site.
About SafeNet, Inc.
SafeNet is a global leader in information security. Founded more than 20 years ago, the company provides complete security utilizing its encryption technologies to protect communications, intellectual property and digital identities, and offers a full spectrum of products including hardware, software, and chips. ARM, Bank of America, Cisco Systems, the Departments of Defense and Homeland Security, Adobe, Samsung, Texas Instruments, the U.S. Internal Revenue Service and scores of other customers entrust their security needs to SafeNet. For more information, visit www.safenet-inc.com.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Statements contained in this document that are not historical facts could be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and beliefs, are not guarantees of future performance and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, such as, among others, economic, business, competitive, and/or regulatory factors affecting SafeNet’s business generally, including those set forth in SafeNet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and its other filings with the Securities and Exchange Commission, including its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, SafeNet’s results could differ materially from the expectations in these statements. SafeNet assumes no obligation and does not intend to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.
###

2